UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2004 (November 9, 2004)

HCA INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction	001-11239 (Commission	75-2497104 (IRS Employer
of incorporation)	File Number)	Identification No.)

One Park Plaza, Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

(615) 344-9551
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     See “Item 2.03—Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant” for a description of two unsecured credit facilities that HCA Inc. (the “Company”) entered into on November 9, 2004 consisting of (i) a $2.5 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto (the “Permanent Lenders”), J.P. Morgan Securities Inc., as Sole Advisor, Lead Arranger and Bookrunner, certain other agents and arrangers, and JPMorgan Chase Bank, as Administrative Agent (the “Permanent Facility Agreement”), and (ii) a $1.25 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto (the “Short-Term Lenders,” collectively referred to with the Permanent Lenders as the “Lenders”), J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Merrill Lynch Capital Corporation, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent (the “Short-Term Facility Agreement”). The Company entered into the Permanent Facility Agreement in connection with the refinancing of its existing $2.5 billion Credit Agreement, dated April 30, 2001, among the Company, the several banks and other financial institutions from time to time parties thereto, JPMorgan, a division of Chase Securities Inc., as Sole Advisor, Lead Arranger and Bookrunner, certain other agents, arrangers and managers, and The Chase Manhattan Bank, as Administrative Agent (as amended, the “Existing Credit Agreement”), and to fund a portion of the tender offer by the Company to purchase up to 61,000,000 shares of its common stock as set forth in an Offer to Purchase (the “Offer to Purchase”) dated October 13, 2004, as amended (the “Tender Offer”). The Company entered into the Short-Term Facility Agreement to obtain approximately $1.25 billion of the financing necessary to consummate the Tender Offer.

     The Company maintains ordinary banking and investment banking relationships with the Lenders. In addition, the Company retained Merrill Lynch & Co. as Lead Dealer Manager and J.P. Morgan Securities Inc. as Dealer Manager in connection with the Tender Offer.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

     In connection with, and as a condition to the closing of, the Permanent Facility Agreement, the Company repaid all outstanding indebtedness under the Existing Credit Agreement (other than letters of credit transferred pursuant to the Permanent Facility Agreement) and terminated the Existing Credit Agreement on November 9, 2004. There were no material early termination penalties incurred by the Company in connection with the termination of the Existing Credit Agreement.

     The Company maintains ordinary banking and investment banking relationships with the lenders under the Existing Credit Agreement. In addition, the Company retained Merrill Lynch & Co. as Lead Dealer Manager and J.P. Morgan Securities Inc. as Dealer Manager in connection with the Tender Offer.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     In connection with the Tender Offer, and as previously announced, the Company had obtained conditional commitments to finance the Tender Offer, including a commitment relating to the credit facilities to be provided pursuant to the Short-Term Facility Agreement and a commitment relating to the credit facilities to be provided pursuant to the Permanent Facility Agreement.

     On November 9, 2004, the Company entered into the Permanent Facility Agreement and the Short-Term Facility Agreement. It is anticipated that up to $1.25 billion will be drawn under the revolving credit and term loan facilities provided pursuant to the Permanent Facility Agreement and that approximately $1.25 billion will be drawn under the term loan facility provided pursuant to the Short-Term Facility Agreement to fund the Tender Offer. At the time the commitments for the foregoing credit facilities were entered into, it had been anticipated that approximately $1.0 billion in the aggregate would be drawn under the revolving credit and term loan facilities provided pursuant to the Permanent Facility Agreement and that approximately $1.5 billion in the aggregate would be drawn under the term loan facility provided pursuant to the Short-Term Facility Agreement to fund the Tender Offer. Although the amounts to be drawn under each facility have changed from the amounts originally anticipated, the aggregate amount to be borrowed under these facilities in connection with the Tender Offer will continue to be approximately $2.5 billion as previously disclosed. The terms of the Permanent Facility Agreement and the Short-Term Facility Agreement are more fully described below.

     Permanent Facility Agreement. The Permanent Lenders have agreed, subject to the terms and conditions set forth in the Permanent Facility Agreement, to provide up to $2.5 billion in financing to the Company, consisting of two facilities (the “Permanent Facilities”): a term loan facility in an aggregate principal amount of $750 million (the “Term Facility”), and a revolving credit facility (including a competitive bid facility similar to the one provided in the Existing Credit Agreement) in an aggregate principal amount of $1.75 billion (the “Revolving Facility”). The Permanent Facilities will be used to refinance outstanding indebtedness under the Existing Credit Agreement, to finance a portion of the Tender Offer as described above and for general corporate purposes.

     The Term Facility provides for a five-year maturity and will amortize in non-ratable quarterly installments in years two through five. The Revolving Facility provides for a five-year maturity. Interest on the outstanding balances under the Revolving Facility is payable, at the Company’s option, at an alternate base rate, or at the London Interbank Offered Rate (“LIBOR”), plus a margin ranging from 0.400% to 1.000%, depending on the long-term unsecured debt rating of the Company. Interest on the outstanding balances under the Term Facility is payable, at the Company’s option, at an alternate base rate plus a margin ranging from 0.000% to 0.250%, or at LIBOR plus a margin ranging from 0.500% to 1.250%, depending on the long-term unsecured debt rating of the Company.

     The Company may make optional prepayments of loans under the Permanent Facilities, in whole or in part, in minimum amounts of $5 million, without premium or penalty, and subject to the reimbursement of the Permanent Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

     The Permanent Lenders’ obligations to make the loans described above are subject to customary conditions precedent including, among others:

•	the repayment of the indebtedness (other than letters of credit) outstanding pursuant to, and the termination of, the Existing Credit Agreement;

•	a minimum long-term unsecured debt rating from Standard & Poor’s Rating Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the absence of any continuing default under the Permanent Facility Agreement; and

•	the accuracy of all representations and warranties made in the Permanent Facility Agreement, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis.

     The terms of the Permanent Facilities provide for customary representations and warranties and negative and affirmative covenants (including certain financial covenants), and also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control. Any amounts outstanding under the Permanent Facilities may be accelerated and become due and payable immediately and all loan and letter of credit commitments thereunder may be terminated upon an event of default and expiration of any applicable cure period.

     Short-Term Facility Agreement. The Short-Term Lenders have agreed, subject to the terms and conditions set forth in the Short-Term Facility Agreement, to provide up to $1.25 billion in financing to the Company, consisting of a term loan facility in an aggregate principal amount of $1.25 billion (the “Short-Term Loan”). The Short-Term Loan will be used in connection with the Tender Offer as described above.

     The Short-Term Loan will provide for a six month maturity. Interest on the outstanding balances under the Short-Term Loan is payable, at the Company’s option, at an alternate base rate plus a margin ranging from 0.000% to 0.250%, or at LIBOR plus a margin ranging from 1.000% to 1.250%, depending on the long-term unsecured debt rating of the Company.

     The Short-Term Facility Agreement includes customary mandatory prepayment provisions.

     The Company may make optional prepayments of loans under the Short-Term Facility Agreement, in whole or in part, without premium or penalty, and subject to the reimbursement of the Short-Term Lenders’ redeployment costs in the case of a prepayment of LIBOR borrowings on a day other than the last day of the relevant interest period for that borrowing.

     The Short-Term Lenders’ obligations to make the loans described above are subject to customary conditions precedent including, among others:

•	the execution and delivery of the Permanent Facility Agreement;

•	the repayment of the indebtedness (other than letters of credit) outstanding pursuant to, and the termination of, the Existing Credit Agreement;

•	a minimum long-term unsecured debt rating from Standard & Poor’s Rating Group and Moody’s Investor Service of at least BB+ and Ba2, respectively (with a stable outlook);

•	the acceptance for purchase by the Company of shares of its common stock that have been properly tendered to it, all substantially in accordance with the Tender Offer;

•	the absence of any continuing default under the Short-Term Facility Agreement; and

•	the accuracy of all representations and warranties made in the Short-Term Facility Agreement, including the absence of a material adverse change in the business or assets or in the condition, financial or otherwise, of the Company and its subsidiaries, on a consolidated basis.

     The terms of the Short-Term Facility Agreement provide for customary representations and warranties and negative and affirmative covenants (including certain financial covenants), and also include customary events of default such as payment defaults, cross-defaults to other indebtedness of the Company, bankruptcy and insolvency, and a change in control. Any amounts outstanding under the Short-Term Facility Agreement may be accelerated and become due and payable immediately and all loan commitments thereunder may be terminated upon an event of default and the expiration of any applicable cure period.

     The description of the provisions of the Permanent Facility Agreement and the Short-Term Facility Agreement set forth above are qualified in their entirety by reference to the full and complete terms contained in the Permanent Facility Agreement and the Short-Term Facility Agreement, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit
Number	Exhibit Title
10.1	$2.5 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc., as Sole Advisor, Lead Arranger and Bookrunner, certain other agents and arrangers and JPMorgan Chase Bank, as Administrative Agent.

10.2	$1.25 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Merrill Lynch Capital Corporation, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA Inc.

By: /s/ JOHN M. FRANCK II

John M. Franck II Vice President — Legal and Corporate Secretary

DATED: November 10, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
10.1	$2.5 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc., as Sole Advisor, Lead Arranger and Bookrunner, certain other agents and arrangers and JPMorgan Chase Bank, as Administrative Agent.

10.2	$1.25 billion Credit Agreement, dated November 9, 2004, by and among the Company, the several banks and other financial institutions from time to time parties thereto, J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, Merrill Lynch Capital Corporation, as Syndication Agent, and JPMorgan Chase Bank, as Administrative Agent.